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                                 EXHIBIT 10.6



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                      MORTGAGE LOAN SUBSERVICING AGREEMENT

     This MORTGAGE LOAN SUBSERVICING AGREEMENT (the same, as amended or supplemented from time to time, being this "AGREEMENT"), made and entered into by and between REMODELERS NATIONAL FUNDING CORP., as servicer (together with its successors and assigns, being referred to herein as "SERVICER"), and [NAME OF SUBSERVICER], as subservicer (together with its successors and assigns, being referred to herein as "SUBSERVICER").

                                  WITNESSETH:

     WHEREAS, Subservicer is engaged in the business of servicing mortgage loans for investors, and Subservicer desires to service certain Loans owned by Owner and serviced by Servicer; and

     WHEREAS, Servicer and Subservicer desire to execute this Agreement to define each party's rights, duties and obligations relating to the servicing of Loans.

     NOW, THEREFORE, in consideration of these premises and of the mutual agreements herein set forth, Servicer and Subservicer each agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     Except as otherwise expressly provided herein or unless the context otherwise requires, the following terms shall have the respective meanings specified in this Article I for all purposes of this Agreement, and the definitions of such terms are equally applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

     AGREEMENT: This Subservicing Agreement, including all amendments or supplements hereto; provided that the foregoing may be deemed to be divided into separate Agreements with respect to specific Loans.

     BUSINESS DAY: Any day other than a Saturday, Sunday or other day on which banking or thrift institutions located in each of the cities specified in Servicer's and Subservicer's notice addresses set forth on the execution page hereof are authorized or obligated by Law to be closed.

     COLLECTION ACCOUNT: A deposit account or accounts established and maintained by Subservicer pursuant to this Agreement, into which all Revenues shall be deposited. Each Collection Account shall be an Eligible Account and shall be captioned in a manner to reflect the interest of Owner therein or in accordance with the instructions of the Servicer pursuant to Section 3.01(b).

     CONVENTIONAL MORTGAGE LOAN: Any fixed rate, fully amortizing property improvement and/or home equity loan, which is not insured or guaranteed by the FHA or VA, and which is secured by a Mortgage.

     DEBTOR RELIEF LAWS: Any applicable liquidation, bankruptcy, conservatorship, insolvency, rearrangement, moratorium, reorganization, or similar Laws affecting the rights of creditors generally from time to time in effect.


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     ELIGIBLE ACCOUNT:  At any time, an account which is any of the following:
(i) an account maintained with a depository institution (A) the long-term debt obligations of which are at such time rated by each Rating Agency in one of its two highest long-term rating categories, or (B) the short-term debt obligations of which are then rated by each Rating Agency in its highest short-term rating category; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Owner or its designee hereunder, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or (iv) another account that is approved by the Servicer and, with respect to any Pooled Loans, consented to by each Rating Agency in writing.

     EXPENSE ADVANCES: Subject to SECTION 4.01(b), all reasonable and customary "out of pocket" costs and expenses advanced or paid by the Subservicer with respect to the Loans in accordance with the performance by the Subservicer of its servicing obligations hereunder, including, but not limited to, the costs and expenses for (i) the preservation, restoration and protection of the Mortgage Property, including without limitation advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations pursuant to SECTION 4.02, (iii) the conservation, management and sale or other disposition of an REO Property pursuant to SECTION 4.07, and (iv) the preservation of the security for a Loan if a Superior Lien has accelerated or intends to accelerate its obligations pursuant to SECTION 4.09; provided that such Expense Advances are reimbursable to the Subservicer to the extent provided in SUBSECTION 4.01(b).

     FHLMC:  Federal Home Loan Mortgage Corporation, or any successor thereto.

     FDIC:  Federal Deposit Insurance Corporation, or any successor thereto.

     FHA:  The Federal Housing Administration.

     FHA CLAIM: With respect to a Title I Mortgage Loan, a claim for reimbursement of loss properly filed with the FHA under the FHA Insurance applicable to such Title I Mortgage Loan.

     FHA CLAIMS ADMINISTRATION AGREEMENT: With respect to the Title I Mortgage Loans, an agreement between the Owner and each FHA Claims Administrator relating to the administration of FHA Claims.

     FHA CLAIMS ADMINISTRATOR: With respect to the Title I Mortgage Loans, initially, the Servicer, who shall serve as such and as agent and attorney-in-fact for the Owner for purposes of handling all aspects of administering, processing and submitting FHA Claims, pursuant to an FHA Claims Administration Agreement; and thereafter, any Person that (i) holds a valid FHA Title I contract of insurance with and is approved by the FHA to originate, purchase, service and sell loans insured under the FHA Regulations and (ii) is appointed as a successor FHA Claims Administrator to the Servicer by the Owner or the Master Servicer. Notwithstanding the above, the Subservicer shall act as Servicer's agent in preparing all HUD claim files, analyses, submission reports and submission forms.

     FHA INSURANCE: The mortgage insurance provided by the Federal Housing Administration pursuant to Title I of the National Housing Act of 1934, as amended.

     FHA REGULATIONS: Section 2 of Title I of the National Housing Act and the rules, regulations and procedures promulgated thereunder relating to Title I property improvement loans and loans pertaining to


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 2

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manufactured homes and related real property, as the same may be amended and supplemented from time to time, including without limitation the regulations at 24 C.F.R. Parts 201 and 202, the HUD Title I Handbook and the HUD "TI Letters"; provided that with respect to the origination or servicing of a Title I Mortgage Loan, such rules, regulations and procedures that were in effect at the time the relevant origination or servicing actions occurred.

     FLOOD INSURANCE POLICY: With respect to a Loan, a policy of insurance that conforms to the Servicing Guidelines in providing coverage against loss sustained by flood.

     HUD.  The United States Department of Housing and Urban Development.

     INSURANCE PROCEEDS: Payments received with respect to a Loan under any insurance policy or bond maintained in connection with such Loan, including but not limited to the FHA Insurance, the Flood Insurance Policy and any other insurance policies or bonds related to such Loan.

     INTERNAL REVENUE SERVICE:  The Internal Revenue Service of the United
States.

     LAW: Any applicable statute, law, ordinance, regulation, order, writ, injunction or decree of the United States of America or any agency thereof or any state or political subdivision or agency thereof or any court of competent jurisdiction.

     LIQUIDATED LOAN: Any defaulted Loan or REO Property as to which the Subservicer has determined pursuant to SECTIONS 4.01(a), 4.02 AND 4.07, as applicable, that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Loan or REO Property, including a determination that the FHA has paid all FHA Insurance proceeds that can reasonably and in good faith be expected to be paid in respect of the related FHA Claim.

     LIQUIDATION DATE: With respect to a defaulted Loan or a Loan that has been foreclosed and as reasonably determined by Subservicer in good faith, the date of the final receipt of Insurance Proceeds, Liquidation Proceeds or other payments with respect to such Loan. If the determination of the Liquidation Date with respect to a Loan is dependent upon the receipt of proceeds from the related FHA Insurance, then Owner or FHA Claims Administrator will notify Subservicer of the occurrence of such Liquidation Date following the receipt of such FHA Insurance proceeds, including proper allocation of principal and interest.

     LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds, received in connection with the liquidation of a defaulted Loan or REO Property, whether through trustee's sale, foreclosure sale, condemnation, taking under power of eminent domain, conveyance in lieu of foreclosure or condemnation, judgment or otherwise.

     LOAN: Any Conventional Mortgage Loan or Title I Mortgage Loan, serviced pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom. As applicable, Loan shall be deemed to refer to the related Note, Mortgage, if any, and any related REO Property acquired through foreclosure of a related Mortgage. With respect to a Title I Mortgage Loan, the term "Loan" shall include and encompass the FHA Insurance applicable thereto, the right to file an FHA Claim thereunder and the right to receive any FHA Insurance proceeds in respect thereof.

     LOAN INTEREST RATE:  The fixed annual rate of interest borne by a Note.


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     MASTER SERVICER:  With respect to a Loan, the Person designated in writing by Owner to act on behalf of Owner in matters relating to the servicing of such Loan; or, if such designation has not been made, or has been withdrawn by written notice to Subservicer, then the Servicer.

     MONTHLY ACCOUNTING PACKAGE: The group of monthly accounting reports (as specified in the Servicing Guidelines) to be delivered by Subservicer to Servicer pursuant to SECTION 4.11.

     MONTHLY PAYMENT: The scheduled monthly payment of principal, interest and any tax and insurance escrow payments required to be made by the Obligor on a Loan, including with respect to a Title I Mortgage Loan any Title I program insurance premium.

     MONTHLY SERVICING PACKAGE: The group of monthly servicing reports (as specified in the Servicing Guidelines) to be delivered by Subservicer to Servicer pursuant to SECTION 4.11.

     MORTGAGE: With respect to a Loan, the mortgage, deed of trust or other instrument securing the related Note which creates a lien or security interest on the related Mortgage Property, which may be subordinate or junior to any existing lien, including Superior Liens.

     MORTGAGE PROPERTY: With respect to a Loan, the real property, together with improvements thereon, subject to the lien of the related Mortgage.

     NOTE: With respect to a Loan, the promissory note, retail installment contract or other evidence of indebtedness of the related Obligor.

     OBLIGOR: With respect to a Loan, the obligor(s) on the related Note; and if previously assigned or assumed, the obligor and any other Person responsible for making payments on the Note.

     OFFICER: Any duly authorized officer of Subservicer involved in, or responsible for, the servicing of Loans.

     OWNER: Separately, and with respect to each Loan owned by it, Remodelers and its successors and assigns.

     PERMITTED INSTRUMENTS:   Each of the following:

                (i) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                (ii) repurchase agreements on obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time of purchase rated by each Rating Agency in one of its two highest long-term rating categories;

                (iii) certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by each Rating Agency in one of its two highest long-term rating categories;

MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 4

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                (iv)   deposits which are fully insured by the Bank
        Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be;

                (v) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which at the date of acquisition is rated by each Rating Agency in its highest short-term rating category and which has an original maturity of not more than 365 days;

                (vi) debt obligations rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category (or those investments specified in (iii) above with depositary institutions which have debt obligations rated by each Rating Agency in one of its two highest long-term rating categories);

                (vii) money market funds which are rated by each Rating Agency at the time at which the investment is made in its highest short-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Instruments set forth herein; or

                (viii) any other demand, money market or time deposit obligation, security or investment as may be acceptable to the Servicer or Owner at the time at which the investment is made, provided that with respect to any Pooled Loans the Servicer or Owner substantiates that each Rating Agency has consented in writing to such type of investment;

provided that no instrument described in the foregoing subparagraphs shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

        PERSON: An individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or joint venture, or a court or a government or any agency or political subdivision thereof.

        POOLED LOANS: As defined in SECTION 3.01(b).

        PRINCIPAL PREPAYMENT: Any Obligor payment of principal or other recovery of principal on a Loan which is not to be applied to any past or current Monthly Payment under the Loan, and the portion of any Insurance Proceeds, Liquidation Proceeds or other collections representing similar payments of principal.

        PURCHASE PRICE PERCENTAGE: With respect to a Loan, the price, expressed as a percentage of the outstanding principal balance of such Loan, as paid by Remodelers for such Loan at the time of purchase thereof, but not including any additions or deductions related to accrued interest or fees.

        RATING AGENCY: Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and with respect to any Pooled Loans, any other rating agency as designated by Servicer in writing.

        REMITTANCE DATE:  The eighth (8th) Business Day of each month.


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        REMITTANCE RECONCILIATION REPORT:  The remittance reconciliation report, in the form prescribed by the Servicing Guidelines, to be provided by Subservicer to Servicer as a part of the Monthly Accounting Package.

        REMODELERS:  Remodelers National Funding Corp.

        REO PROPERTY:  As defined in SECTION 4.07.

        REPORTING DATE:  With respect to any Remittance Date, the seventh
(7th) Business Day of the month in which such Remittance Date occurs.

        REPURCHASE PRICE:   With respect to a Loan, the sum of (A) the
greater of 100% or the Purchase Price Percentage multiplied by the outstanding principal balance of such Loan as of the date of repurchase, plus
(B) accrued and unpaid Monthly Payments other than principal payments, plus
(C) the portion of any Title I Program insurance premium paid by Remodelers to purchase such Loan or paid subsequent to such purchase and not reimbursed by the related Obligor.

        REVENUES: With respect to a Loan, all moneys received by Subservicer on behalf of Owner representing (i) payments of principal, interest and tax and insurance escrow amounts, including any FHA Title I program insurance premiums, (ii) Insurance Proceeds and Liquidation Proceeds, and (iii) prepayment penalties and refunds of purchase premiums.

        SERVICING FEE: As to each Loan, the fee payable monthly to the Servicer on each Remittance Date, which shall be the amount equal to (A) the product of 1.00% times the outstanding principal balance of such Loan as of the first day of the calendar month immediately preceding such Remittance Date, (B) divided by 12. The Servicing Fee shall be calculated and payable monthly only from the amounts received in respect of interest on the Loans and shall be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on a given Loan is computed. The Servicing Fee is payable solely from the interest portion of
(i) Monthly Payments, (ii) Liquidation Proceeds, (iii) Insurance Proceeds or
(iv) proceeds from the repurchase of Loans (other than repurchases by Subservicer hereunder) collected by the Subservicer.

        SERVICING CUT-OFF DATE: With respect to a Loan, the last day of the month preceding the month in which such Loan is first serviced hereunder.

        SERVICING COMPENSATION: The Servicing Fee and any other amounts to which Subservicer is entitled pursuant to SECTION 4.14.

        SERVICING GUIDELINES: The guidelines established by Servicer for the servicing of Loans hereunder, the same as may be amended in writing from time to time by Servicer pursuant to SECTION 4.01(e).

        SUPERIOR LIEN: With respect to a Loan, the mortgage loan(s) relating to the corresponding Mortgage Property having a superior priority lien.

        TITLE I MORTGAGE LOAN: Any fixed rate, fully amortizing, property improvement loan partially insured by the FHA under the Title I Program (or eligible for such insurance, if not yet acknowledged by FHA), which is secured by a Mortgage.


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                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        Section 2.01. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SERVICER. The following representations, warranties and covenants of Servicer to Subservicer shall be ongoing and in effect throughout the term of this
Agreement:

        (a) Servicer is duly organized, validly existing and in good standing under the Laws governing its formation and existence, has all licenses necessary to carry on its business as now being conducted, and is licensed, qualified and in good standing in each state if the laws of such state require licensing or qualification to conduct business of the type conducted by the Servicer and perform its obligations as Servicer hereunder (except where the failure to be so licensed or authorized and qualified does not have a materially adverse effect upon its ability to conduct its business); the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Servicer; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid, binding and enforceable upon the Servicer in accordance with its terms, except as enforcement hereof may be limited by applicable Debtor Relief Laws and general principles of equity.

        (b) The Servicer holds a valid FHA Title I contract of insurance, is approved by the FHA to originate, purchase, service and sell loans insured under the FHA Regulations and is not subject to any administrative action, probation, suspension, withdrawal or termination of its FHA Title I contract of insurance under the FHA Regulations.

        (c) Any necessary approval of the transactions contemplated by this Agreement from each federal or state regulatory authority having jurisdiction over Servicer has been obtained; there are no actions or proceedings pending or affecting Servicer which would adversely affect its ability to perform hereunder.

        (d) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Servicer and will not result in (i) the breach of any term or provision of the charter or bylaws of Servicer, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which either the Servicer or its properties are subject or
(iii) the violation of any Law to which either the Servicer or its properties are subject.

        Section 2.02. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSERVICER. The following representations, warranties and covenants of Subservicer to Servicer shall be ongoing and in effect throughout the term of this Agreement:

        (a) Subservicer is duly organized, validly existing and in good standing under the Laws governing its formation and existence, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state if the laws of such state require licensing or qualification to conduct business of the type conducted by the Subservicer and perform its obligations as Subservicer hereunder (except where the failure to be so licensed or authorized and qualified does not have a materially adverse effect upon its ability to conduct its business); the Subservicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Subservicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 7

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Subservicer; this Agreement evidences the valid, binding and enforceable obligation of the Subservicer; and all requisite action has been taken by the Subservicer to make this Agreement valid, binding and enforceable upon the Subservicer in accordance with its terms, except as enforcement hereof may be limited by applicable Debtor Relief Laws and general principles of equity.

        (b) The Subservicer holds a valid FHA Title I contract of insurance, is approved by the FHA to originate, purchase, service and sell loans insured under the FHA Regulations and is not subject to any administrative action, probation, suspension, withdrawal or termination of its FHA Title I contract of insurance under the FHA Regulations.

        (c) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws real estate syndication or "Blue Sky" statutes, as to which the Subservicer makes no such representation or warranty), that are necessary in connection with the execution and deliver by the Subservicer of this Agreement and the other related documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and such other documents on the part of the Subservicer and the performance by the Subservicer of its obligations as Subservicer under this Agreement and such other documents to which it is a party.

        (d) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer and will not result in (i) the breach of any terms or provisions of the charter or by-laws of the Subservicer, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which either Subservicer or its properties are subject, or (iii) the violation of any Law to which either the Subservicer or its properties are subject.

        (e) To the best of the Subservicer's knowledge, neither this Agreement nor any statement, report or other document prepared by the Subservicer and furnished pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

        (f) There is no action, suit, proceeding or investigation pending or, to the best of the Subservicer's knowledge, threatened against the Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer or in any material impairment of the right or ability of the Subservicer to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement.

        (g) The Subservicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Subservicer or its properties or might have consequences that would materially and adversely affect its performance hereunder.


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        (h)     The Subservicer shall comply with any net worth and capital requirements under applicable Law and shall not be subject to any regulatory action involving a cease and desist order with respect to its net worth or capital requirements.

        (i) The Subservicer shall not sell, transfer, assign or otherwise dispose of a customer or similar list comprised of the names of the Obligors under the Loans to any third party.

        (j) From time to time Subservicer will report, as more fully set forth in this Agreement, information relating to the Loans to Servicer, Master Servicer and Owner, and will do every act and thing which may be reasonably necessary or required to perform its duties under this Agreement.

        Section 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO LOANS. With respect to each Loan, the following representations, warranties and covenants of Subservicer to Servicer (except as noted below) shall be deemed to have been made during the time that such Loan is serviced by Subservicer subsequent to the Servicing Cut-Off Date pursuant to this Agreement (commencing with the Servicing Cut-Off Date and not with respect to any prior time period), and shall be ongoing and in effect with respect to each Loan for so long as such Loan is being serviced pursuant to this
Agreement:

        (a) Unless consented to in writing by Servicer and Master Servicer or as permitted under SECTION 4.01(c) hereof, the terms, covenants and conditions of the Loan will not be waived, altered, impaired or modified by Subservicer in any respect which materially affects the value, validity or enforceability of the Loan, prompt payment of the Loan or the security of the lien securing the Loan.

        (b) There have not been and will not be outstanding any advances of funds by Subservicer, to or on behalf of the Obligor to be used by the Obligor for the payment of any monthly principal and interest installment or other charges payable under the Loan, except as contemplated by the Subservicing Guidelines.

        (c) Subservicer has not done any act or omitted to do any act, and will not do or omit to do any act, which creates or would create an offset, defense or counterclaim to the Loan, including the obligation of the Obligor to pay the unpaid principal of and interest on the Loan.

        (d) Unless Owner, Master Servicer or Servicer has otherwise consented in writing or as contemplated under SECTIONS 4.02(a), 4.07 or 4.16, to the best knowledge of Subservicer, the Obligor has not conveyed such Obligor's right, title or interest to or in the Mortgage Property to any Person.

        (e) Any fees charged and retained by Subservicer in servicing the Loan, including Servicing Fees, are in compliance with the Loan documents, this Agreement and all Laws and in the case of a Title I Mortgage Loan, the FHA Regulations.

        (f) Subservicer has complied with federal disclosure laws, the fair credit reporting act and other Laws which impose requirements, restrictions or conditions on Subservicer in connection with the servicing of Loans hereunder, and in the case of a Title I Mortgage Loan, with the applicable provisions of the FHA Regulations, except those which are modified by, waived by or otherwise inconsistent with the terms of this Agreement or the Servicing Guidelines.

        Section 2.04. BREACHES OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Upon discovery by either Servicer or Subservicer of a breach of any of the representations, warranties or covenants set forth in SECTIONS 2.02 OR 2.03, the party discovering such breach shall give written notice to the other. Within sixty (60) days of its discovery or its receipt of notice of such a breach, Subservicer shall promptly cure such breach in all material respects with respect to each Loan affected by such breach. If Subservicer fails to


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cure such breach in all material respects after the expiration of such sixty
(60) day period or if Servicer determines in good faith that Subservicer cannot cure such breach within the unexpired portion of such sixty (60) day period, then, upon at least five (5) days prior written notice to Subservicer of the date of repurchase as determined by Servicer, the Subservicer shall repurchase each Loan serviced under this Agreement which, in the reasonable judgment of Servicer, is materially adversely affected by such breach, at the related Repurchase Price for such Loan.

        SECTION 2.05. INDEMNIFICATION. IN ADDITION TO ANY CURE OR REPURCHASE OBLIGATION PURSUANT TO SECTION 2.04, SUBSERVICER SHALL INDEMNIFY SERVICER AND OWNER AND HOLD THEM HARMLESS AGAINST ANY LOSS, DAMAGES, PENALTIES, FINES, FORFEITURES, REASONABLE LEGAL FEES AND RELATED COSTS, JUDGMENTS AND OTHER COSTS AND EXPENSES RESULTING FROM ANY CLAIM, DEMAND, DEFENSE OR ASSERTION BASED ON OR GROUNDED UPON, OR RESULTING FROM, A BREACH OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN SECTIONS 2.02 AND 2.03, EXCEPT TO THE EXTENT THAT SUCH BREACH WAS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SERVICER.

        Section 2.06. TERMINATION OF SUBSERVICER. If Subservicer fails to comply with the requirements of SECTION 2.04 OR 2.05, Servicer may terminate all of Subservicer's rights pursuant to this Agreement as provided in SECTION
5.02 and shall have all other rights and remedies provided in this Agreement or by Law.

                                 ARTICLE III
                           ASSIGNMENT OF AGREEMENT

        Section 3.01.  ASSIGNMENT OF OWNER'S RIGHTS.

        (a) Subservicer acknowledges and agrees that, from time to time, Owner may assign, in writing, its right, title and interest with respect to one or more whole Loans serviced by Subservicer pursuant to this Agreement, and Subservicer hereby consents to each such assignment. Owner shall only provide Subservicer with written notice of any such assignment if the assignee is not affiliated with Owner; in such event, Subservicer shall take such actions as may be reasonably requested by Owner or the applicable assignee to protect the interests of such assignee. Upon request from Subservicer, Servicer will identify the name of the Owner of any Loan serviced by Subservicer.

        (b) Without limiting the generality of paragraph (a) above, Owner contemplates that Owner or an affiliate of Owner from time to time will make assignments of its right, title and interest with respect to certain Loans serviced by Subservicer pursuant to this Agreement, to trustees under various pooling agreements and/or to investors pursuant to whole loan sale transactions. Such pooling agreements will relate to pass-through certificates or mortgage-backed securities representing ownership interests in pools of mortgage loans which include one or more of the Loans ("MBS"). Notwithstanding any provision to the contrary herein, in connection with a group of one or more Loans that either back an MBS, are retained by Owner or are sold to another investor in a whole loan sale (each such group, the "POOLED LOANS"), Servicer by written notice: (i) may require Subservicer to establish a separate Collection Account for the Revenues associated with the Pooled Loans and designate the caption for such Collection Account; (ii) may require Subservicer to remit Revenues separately with respect to the Pooled Loans; (iii) may require Subservicer to report separately with respect to the Pooled Loans;(iv) may change the requirements for any Collection Account, Eligible Account, Permitted Instrument, Remittance Date or Reporting Date; and (v) may modify any other provision herein in a manner that is necessary or appropriate as a result of the requirements of the MBS or sale involving the Pooled Loans. Upon receipt of such written notice, Subservicer agrees to comply with such requirements of the Servicer pursuant to this Section.


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 10

        Section 3.02. ASSIGNMENT OF SERVICER'S RIGHTS. Subservicer acknowledges and agrees that, from time to time, Servicer may assign, in writing, its right, title and interest in this Agreement with respect to one or more whole Loans, and Subservicer hereby consents to each such assignment. Servicer shall only provide Subservicer with written notice of any such assignment if the assignee is not affiliated with Servicer; in such event, Subservicer shall take such actions as may be reasonably requested by Servicer or the applicable assignee to protect the interest of such assignee.

         Section 3.03. DELEGATION OF OWNER'S RIGHTS AND DUTIES. Owner may assign, from time to time to the extent permitted by Law, all or a portion of the authority, rights and/or duties of Owner with respect to certain Loans serviced by Subservicer pursuant to this Agreement to its duly appointed agents, including consultants or other Persons retained by Owner. Upon notice to Subservicer of the taking of any action pursuant to this SECTION 3.03, Subservicer shall treat any such assignee as if it were Owner in accordance with the terms set forth in such assignment, until notice to Subservicer of any modification or termination of such assignment. Subservicer acknowledges and consents to such actions, waives any further notice thereof and agrees to be bound thereby.

        Section 3.04. ASSIGNMENT OF SUBSERVICING OBLIGATIONS. Except as provided in SECTION 5.01(b), Subservicer may not assign any of its rights or privileges hereunder or make or enter into any delegation, subcontract, authorization or appointment with respect to any of its duties, liabilities or obligations hereunder without the prior written consent of Servicer; provided, however, that Subservicer shall not be required to obtain the consent of Servicer and shall have the right to delegate its duties and obligations to make inspections of any Mortgaged Property, to conduct face to face interviews and to perform other miscellaneous and incidental duties in servicing the Loans. Servicer's consent to an assignment as referred to in the preceding sentence shall not be unreasonably withheld or delayed, provided that the assignee meets Servicer's qualification requirements to service Loans on behalf of Owner. Any agreement to assign servicing rights and obligations shall provide that the assignee must assume the servicing obligations so assigned. Without the prior written consent of Servicer, no such assignment by Subservicer shall relieve Subservicer of liability arising from events, actions or omissions by Subservicer prior to such assignment, and Servicer shall retain all remedies provided by this Agreement or by Law with respect thereto. Subservicer may not pledge or encumber its rights or privileges hereunder without the prior written consent of Servicer.

                                 ARTICLE IV
                        SERVICING DUTIES OF SERVICER

        Section 4.01.  SERVICING OF LOANS.

        (a) SERVICING STANDARD. The Subservicer, as independent contract servicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Subservicer may deem necessary or desirable and consistent with the terms of this Agreement and the Servicing Guidelines. Notwithstanding any provision to the contrary herein, the Subservicer, in servicing and administering the Loans, shall employ or cause to be employed procedures (including collection, foreclosure, liquidation and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Loans for its own account, all in accordance with the Law and the accepted servicing practices of prudent lending institutions and servicers of loans of the same type as the Loans and giving due consideration to the Owner's reliance on the Subservicer. With respect to the Title I Mortgage Loans, Subservicer shall comply with FHA Regulations in servicing such Loans so that the FHA Insurance remains in full force and effect with respect to such Loans, except for good faith disputes relating to FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance. The Subservicer has and shall maintain the facilities, procedures and experienced personnel necessary to comply with the servicing standard set forth in this


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 11 subsection (a) and the duties of the Subservicer set forth in this Agreement relating to the servicing of the Loans.

        (b) EXPENSE ADVANCES. In accordance with the preceding general servicing standard, the Subservicer shall make all reasonable and necessary Expense Advances in connection with the servicing of each Loan hereunder. Notwithstanding any provision to the contrary herein, Subservicer shall not have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Loan. No costs incurred by Subservicer in respect of Expense Advances shall for the purposes of distributions to the Owner be added to the amount owing under the related Loan. Notwithstanding any obligation by Subservicer to make an Expense Advance hereunder with respect to a Loan, before making any Expense Advance, that is material in relation to the outstanding principal balance thereof, the Subservicer shall assess the reasonable likelihood of (i) recovering such Expense Advance and any prior Expense Advances for such Loan, and (ii) recovering any amounts attributable to outstanding interest and principal owing on such Loan for the benefit of the Owner in excess of the costs, expenses and other deductions to obtain such recovery, including without limitation any Expense Advances therefor and, if applicable, the outstanding indebtedness of all Superior Liens. Subservicer shall only make an Expense Advance with respect to a Loan to the extent that Subservicer determines in its reasonable, good faith judgment that such Expense Advance would likely be recovered pursuant to the preceding sentence; provided that if the aggregate amount of Expense Advances exceed $500.00 for a Loan, such Expense Advance is approved by Servicer.

        (c) WAIVERS, MODIFICATIONS AND EXTENSIONS. The Subservicer shall not waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor, unless Subservicer obtains the prior written approval of the Servicer or unless permitted under the Servicing Guidelines, but in any event such waiver, modification or variance shall be subject to the terms of this Agreement, including subsection (a) above and in the case of a Title I Mortgage Loan, the FHA Regulations. Notwithstanding the preceding sentence, the Subservicer shall not permit any modification with respect to any Loan that would change the Loan Rate, defer or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Loan) or extend the final maturity date on the Loan, unless the Obligor is in default with respect to the Loan, or such default is, in the judgment of the Subservicer, reasonably foreseeable and the Servicer expressly approves such modification in writing.

        The Subservicer shall make reasonable efforts to collect all payments called for under the terms and provisions of each Loan and the related Note and Mortgage, if applicable. Consistent with the foregoing, the Subservicer may in its discretion waive or permit to be waived any late payment charge or assumption fee or any other fee or charge which the Subservicer would be entitled to retain hereunder as Servicing Compensation.

        (d) INSTRUMENTS OF SATISFACTION OR RELEASE. Without limiting the generality of the foregoing, consistent with the servicing duties and responsibilities hereunder and as required by the documents relating to such Loan, the Subservicer is hereby authorized and empowered to execute and deliver on behalf of the Servicer and Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to the Mortgage Properties. If reasonably required by the Subservicer, the Servicer or Owner shall furnish the Subservicer with any powers of attorney and other documents necessary or appropriate to enable the Subservicer to carry out its servicing and administrative duties under this Agreement, including without limitation the form of Special and Limited Power of Attorney attached as EXHIBIT B hereto.

        (e) SERVICING GUIDELINES. Subservicer agrees that Owner, Master Servicer or Servicer may modify and supplement the Servicing Guidelines from time to time, provided that such modifications and


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 12 supplement (i) are not imposed retroactively and (ii) are necessary or appropriate as a result of the requirements or the current industry practices relating to any Pooled Loans or are necessary or appropriate to update, clarify or specify certain matters relating to servicing of the Loans or to comply with the FHA Regulations or any Law. After Subservicer receives at least thirty (30) days prior written notice of any such modification and supplement, Subservicer agrees to comply with the Servicing Guidelines as modified and supplemented.

        Section 4.02   LIQUIDATION OF LOANS.

        (a) In the event that any payment due under any Loan, and not postponed pursuant to SECTION 4.01(c), is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Subservicer shall take such actions as are in conformity with the servicing standard hereunder and in the case of a Title I Mortgage Loan, the FHA Regulations. If any Loan becomes more than ninety (90) days past due from any Monthly Payment due date under the Loan, then Subservicer shall prepare and submit to Servicer an analysis of the expected recovery from each available method of liquidating such Loan, including, if available, any recovery from the submission of an FHA Claim and the liquidation of the related Mortgaged Property through foreclosure or other means. The Servicer shall then have the right to direct the Subservicer to perform, in accordance with the standard of care specified in SECTION 4.01, any of the following actions: (i) in the case of a Title I Mortgage Loan, prepare an FHA Claim for submission by the Servicer or FHA Claims Administrator; (ii) foreclose upon or otherwise comparably effect the ownership, in the name of and for the benefit of the Owner, of the Mortgaged Property relating to such defaulted Loan, and take other necessary steps to collect amounts not satisfied through the acquisition of such Mortgaged Property through foreclosure or other means; or (iii) take such other action as the Servicer shall deem to be in the best interests of the Owner.

        (b) After a Loan has become a Liquidated Loan, the Subservicer shall at month end prepare and forward to the Servicer and any FHA Claims Administrator a Liquidation Report, in the form prescribed by the Servicing Guidelines, detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith. Subservicer may record on its servicing records a charge-off or write-off of the amount of such loss incurred from such Liquidated Loan, subject to the prior approval of Servicer of such charge-off amount. After the recordation of the charge-off amount for a Liquidated Loan, the servicing obligations of Subservicer hereunder shall terminate with respect to such Loan.

        Section 4.03 ESTABLISHMENT OF COLLECTION ACCOUNTS; DEPOSITS IN COLLECTION ACCOUNTS.

        The Subservicer shall cause to be established and maintained one or more Collection Accounts, which shall be Eligible Accounts, which may be interest-bearing and which may be transferred from one institution to another so long as such transfer is to an Eligible Account and prior written notice is delivered to Servicer. The Subservicer shall use its best efforts to deposit or cause to be deposited (without duplication) within one (1) Business Day, and shall in any event deposit within two (2) Business Days, of receipt thereof in the Collection Account and retain therein:

                (i)      all Revenues with respect to the Loans;

                (ii) any amounts payable in connection with the repurchase of any Loan;

                (iii) any amount required to be deposited in the Collection Account pursuant to SECTION 4.06 OR 4.07 that is not otherwise included in the Revenues; and


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 13

                (iv) interest and investment income on funds held in the Collection Account.

        The foregoing requirements for deposit in the Collection Account shall be exclusive.

        Section 4.04     PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT.

        (a) The Subservicer shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                (i) to effect the Remittance to the Servicer on or before 1:00 p.m. Dallas, Texas time on the Remittance Date of
        (A) all Revenues received by Subservicer during the preceding calendar month, plus any amounts then on deposit in the Collection Account that are attributable to the repurchase of any Loan pursuant to SUBSECTION 4.03(ii), any amounts deposited pursuant to SUBSECTION 4.03(iii) and any interest and investment income earned during the preceding calendar month pursuant to SUBSECTION 4.03(iv), plus (B) any amount which would exceed the twelve (12) month time limit in subsection (b) below, less (c) the amounts set forth in clauses (ii) through (vi) below;

                (ii) to pay itself any Servicing Fees and additional Servicing Compensation earned hereunder;

                (iii)    to pay itself any unreimbursed Expense
        Advances to the extent that the collections from the related Loan, for which such Expense Advances were made, have been received by Subservicer, including any collections from Insurance Proceeds, Liquidation Proceeds and such other amounts received from the related Obligor in repayment of such Expense Advances, but excluding any Monthly Payments;

                (iv) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                 (v)      to withdraw any funds deposited in the
        Collection Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error or that constituted Insurance Proceeds the FHA seeks to reclaim on the grounds that a Loan that was the subject of an FHA Claim is found not to conform to FHA Regulations; and

                 (vi)     to clear and terminate the Collection
        Account upon the termination of this Agreement with any amounts on deposit therein being paid as directed by the Servicer.

        (b) All remittances of funds by Subservicer to Servicer pursuant to this Agreement shall be made by wire transfer of immediately available funds. The Subservicer shall not retain any cash or investment in the Collection Account for a period in excess of twelve (12) months and cash deposited therein shall be considered withdrawn pursuant to subsection (a) above to the Servicer on a first-in, first-out basis.

        (c) The funds held in the Collection Account may be invested (to the extent practicable) in Permitted Instruments, as directed in writing to the Subservicer by the Servicer. In any case, funds in the Collection Account must be available for withdrawal without penalty, and any Permitted Instruments must mature or otherwise be available for withdrawal not later than one Business Day immediately preceding the Remittance Date next following the date of such investment and shall not be sold or disposed of prior


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 14 to its maturity. All Permitted Instruments in which funds in the Collection Account are invested must be held by or registered in the name of Servicer or such other name or names as designated by Servicer.

        (d) The amount remitted to Servicer shall agree with the amount in the Remittance Reconciliation Report submitted by Subservicer with respect to such Remittance Date. Every effort will be made by Servicer and Subservicer to resolve discrepancies prior to the subsequent Remittance Date; however, in such cases where this is not possible, Servicer and Subservicer will diligently continue to work to identify any remaining discrepancies. In the case of a Subservicer error, Subservicer shall submit an amended Remittance Reconciliation Report that accurately reflects the amounts which should have been remitted on the related Remittance Date, and remit any discrepancy in cash to Servicer in accordance with Servicer's request as soon as possible following identification of such discrepancy. In the case of a Servicer error, Servicer will correct the error on or before the Remittance Date in the month following the month in which such discrepancy is identified.

        Section 4.05     [Reserved]

        Section 4.06     FIDELITY BOND; ERRORS AND OMISSION INSURANCE.

        The Subservicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in such amounts as required by, and satisfying any other requirements of, FHA and FHLMC, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Loans ("SUBSERVICER EMPLOYEES"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Subservicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts (including acts relating to the origination and servicing of loans of the same type as the Loans) of such Subservicer Employees. Such fidelity bond shall also protect and insure the Subservicer against losses in connection with the release or satisfaction of a Loan without having obtained payment in full of the indebtedness secured thereby. In the event of any loss of principal or interest on a Loan for which reimbursement is received from Subservicer's fidelity bond or errors and omissions insurance, the proceeds from any such insurance will be deposited in the Collection Account. No provision of this SECTION 4.06 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. Upon the request of the Servicer, the Subservicer shall cause to be delivered to the Servicer a certified true copy of such fidelity bond and insurance policy. Within thirty (30 days of the date hereof, Subservicer shall notify Servicer of the insurance company that has provided such fidelity bond and errors and omissions insurance.

        Section 4.07     TITLE, MANAGEMENT AND DISPOSITION OF REO
PROPERTY.

        Subservicer shall not institute a foreclosure action with respect to a defaulted Loan without the written direction of Servicer pursuant to
SECTION 4.02. Upon the direction of Servicer to institute a foreclosure action, such foreclosure shall be conducted by Subservicer in accordance with Subservicer's customary and prudent internal procedures (as modified by Servicer under the Servicing Guidelines or upon thirty (30) days advance written notice) and the requirements of this Agreement, any Law and all requirements of any insurer providing insurance on such Loan. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO PROPERTY"), the deed or certificate of sale shall be taken in the name of the Owner.

        The Subservicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prudent and prompt disposition and sale. The Subservicer shall, either itself or through an agent selected by the Subservicer, manage, conserve, protect and operate the REO Property


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 15 in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Subject to Servicer's written approval, the Subservicer shall attempt to sell or dispose of such REO Property (and may temporarily rent the same) on such terms and conditions as the Subservicer deems to be in the best interest of the Owner. Any out-of-pocket expenses incurred by the Subservicer pursuant to this
SECTION 4.07 shall be considered Expense Advances. The Subservicer shall cause to be deposited in the Collection Account, all revenues received with respect to the conservation and disposition of the related REO Property, as Liquidation Proceeds, and shall retain, or withdraw therefrom, less the amounts retained and withdrawn by the Subservicer for any related unreimbursed Expense Advances and any other funds necessary for the proper operation, management and maintenance of the related REO Property and the fees of any managing agent acting on behalf of the Subservicer.

        Section 4.08     ACCESS TO CERTAIN DOCUMENTATION AND
INFORMATION REGARDING THE LOANS.

        The Subservicer shall provide to the Owner, the Servicer, the Master Servicer and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the servicing of the Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Subservicer designated by it.

        Section 4.09     SUPERIOR LIENS.

        (a) The Subservicer shall file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a Superior Lien for the protection of the Owner's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

        (b) If the Subservicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by a Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have any Mortgage Property sold or foreclosed, the Subservicer shall take, on behalf of the Owner, all reasonable actions that are necessary to protect the interests of the Owner, and/or to preserve the security of the related Loan, including making any Expense Advances that are necessary to cure the default or reinstate the Superior Lien. The Subservicer shall immediately notify the Servicer and Master Servicer of any such action or circumstances. Any Expense Advances by the Subservicer pursuant to this SECTION 4.09 shall comply with the requirements of SECTION 4.01(b) hereof.

        Section 4.10     FHA INSURANCE MATTERS.

        (a) The Owner may, at its option, enter into an FHA Claims Administration Agreement whereby an FHA Claims Administrator may act as agent and attorney-in-fact for the Owner to submit any FHA Claim to the FHA, in which case the Subservicer shall cooperate with and assist the FHA Claims Administrator and furnish to the FHA Claims Administrator any and all documents, if any, necessary to file an FHA Claim. Notwithstanding the above, the Subservicer shall act as Servicer's agent in preparing all HUD claim files, analyses, submission reports and submission forms. The Subservicer shall not be responsible for the payment of any fees of any FHA Claims Administrator.

        (b) The Owner and any FHA Claims Administrator shall comply with FHA Regulations and take all other actions so that the FHA Insurance remains in full force and effect with respect to the Title I Mortgage Loans, except for good faith disputes relating to the FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance.


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

        Section 4.11. REPORTS. On or before the Reporting Date with respect to a Remittance Date of each month (or such other date as is specified in the Servicing Guidelines), Subservicer shall submit to Servicer a Monthly Accounting Package and a Monthly Servicing Package with respect to the monthly period ending on the last day of such calendar month. In addition, Subservicer shall submit to Servicer the other reports required by the Servicing Guidelines at the time specified in the Servicing Guidelines. In addition, in connection with any funds remitted on a date other than a Remittance Date, Subservicer shall furnish a report in connection with such remittance specifying the Loan or Loans to which such funds relate and a description of such funds on a loan-by-loan basis (i.e., whether such funds constitute principal, interest, principal prepayments, Insurance Proceeds, Liquidation Proceeds, etc.). As required by Law, Subservicer shall report information related to the Loans as necessary to the Obligors and the Internal Revenue Service. Subservicer shall also provide to Servicer, Master Servicer and Owner such other reports or information regarding the Loans as may be reasonably requested by them.

        Section 4.12.    QUARTERLY COMPLIANCE STATEMENTS; ANNUAL
INDEPENDENT ACCOUNTANTS' REPORT.

        (a) Not later than the last day of the second month following the end of each quarter of Subservicer's fiscal year beginning with the fiscal quarter ending after the date hereof, Subservicer will deliver to Servicer and Owner, an Officer's certificate stating that (i) Subservicer has fully complied with the provisions of Articles IV, (ii) a review of the activities of Subservicer during the preceding quarter and of performance under this Agreement has been made under such Officer's supervision, and (iii) to the best of such Officer's knowledge, based on such review, Subservicer has fulfilled all its obligations under this Agreement throughout such quarter, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof and the action being taken by Subservicer to cure such default.

        (b) On or before 120 days after the end of each of Subservicer's fiscal years elapsing during the term of its appointment under this Agreement, beginning with the first fiscal year ending after the date hereof, Subservicer, at its expense, shall furnish to Servicer and Owner (i) an opinion by a firm of independent certified public accountants on the financial position of Subservicer at the end of the relevant fiscal year and the results of operations and changes in financial position of Subservicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if Subservicer is then servicing any Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of Subservicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Audit Program for Mortgage Bankers (the "APPLICABLE ACCOUNTING STANDARDS"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for
(a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

        Section 4.13. LIABILITY OF SUBSERVICER FOR EXPENSES. Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. Subservicer agrees to pay, without reimbursement therefor, (i) all reasonable costs or expenses incurred by Owner, Master Servicer or Servicer resulting from failure by Subservicer to timely file claims for losses relating to Loans (including the failure to timely file claims under the insurance policies or bonds referred to in SECTION 4.06), (ii) all reasonable costs and expenses resulting from failure by Subservicer to foreclose Mortgages relating to delinquent Loans in a manner consistent with this Agreement and the Servicing Guidelines, (iii) all reasonable costs and expenses incurred by Servicer, Master Servicer or Owner in investigating Subservicer's activities hereunder, if such investigation proves that Subservicer has not complied in any


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 17 material respect with this Agreement or the Servicing Guidelines, and (iv) all reasonable costs and expenses incurred by Servicer, Master Servicer or Owner in connection with replacing Subservicer in the event the Subservicer resigns pursuant to SECTION 5.01 or this Agreement is terminated with cause pursuant to SECTION 5.02 hereof,.

        Section 4.14. SERVICING FEE. As compensation for its servicing activities hereunder, Subservicer shall retain the Servicing Fee earned by it hereunder. Additional servicing compensation shall include only (i) any late payment and non-sufficient fund charges and any other similar charges received and owing under the Note, and (ii) assumption fees received by Subservicer pursuant to SECTION 4.16.

        Section 4.15. NO SOLICITATION. Subservicer shall not solicit any refinancing of any of the Loans, except if Subservicer obtains the prior written consent to solicit a Obligor from Owner, then Subservicer may solicit such Obligor for refinancing of such Loan; provided, that this covenant shall not prevent Subservicer from making general solicitations, by mail, advertisement or otherwise, of the general public or persons on a targeted list, so long as the list was not generated from lists of Obligors whose Loans were sold hereunder. An Obligor's unsolicited request to refinance shall not be deemed to be a solicitation on the part of Subservicer.

        Section 4.16. ASSUMPTION AGREEMENTS. When a Mortgage Property has been or is about to be conveyed by the Obligor, Subservicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Subservicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Subservicer, is not enforceable under applicable law. In such event, the Subservicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage documents, the Obligor remains liable thereon. Subject to Section 4.01(a), Subservicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Note. The Subservicer shall notify Servicer that any such substitution or assumption agreement has been completed by forwarding to Servicer the original of such substitution or assumption agreement. In connection with any assumption or substitution agreement entered into pursuant to this Section, Subservicer shall not change the Loan Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Loan. Any fee collected by Subservicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to Subservicer as additional Servicing Compensation.

        Notwithstanding the foregoing paragraph or any other provision of this Agreement, Subservicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or any assumption which Subservicer may be restricted by law from preventing, for any reason whatsoever.

        Section 4.17   SATISFACTION OF MORTGAGES AND RELEASE OF LOAN FILES.

        Subject to the provisions of SECTIONS 4.01, 4.02 AND 4.07, as applicable, Subservicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right Owner may have under the mortgage instruments. Subservicer shall maintain the fidelity bond and errors and omissions insurance as provided for in SECTION 4.06 insuring Subservicer against any loss it may sustain with respect to any Loan not satisfied in accordance with the procedures set forth herein.


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 18

        Upon the payment in full of any Title I Mortgage Loan, or the receipt by Subservicer of a notification that payment in full will be escrowed in a manner customary for such purposes, Subservicer will immediately notify (and forward a copy of such notice to any FHA Claims Administrator) Servicer and Owner by an Officer's Certificate (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to SECTION 4.03 have been or will be so deposited) and shall request delivery to it of the Owner's Loan File. Upon receipt of such certification and request, the Owner shall promptly release the related Owner's Loan File to the Subservicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of Servicing Compensation and shall not be chargeable to the Collection Account.

        The Owner shall execute and deliver to the Subservicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgage Property or to any legal action brought to obtain judgment against any Obligor on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, Subservicer shall deliver to Owner an Officer's certificate requesting that such pleadings or documents be executed by Owner and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by Owner will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Owner shall, upon receipt of a written request from an Officer of Subservicer, execute any document provided to Owner by the Subservicer or take any other action requested in such request that is, in the opinion of Subservicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and Owner will sign and post, but will not guarantee receipt of, any such documents to Subservicer, or such other party as Subservicer may direct, within five Business Days, or more promptly if needed, of Owner's receipt of such certificate or documents. Such certificate or documents shall establish to Owner's satisfaction that the related Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the Collection Account.

                                  ARTICLE V
                          TERMINATION AND LIABILITIES

        Section 5.01.  SUBSERVICER RESIGNATION OR MERGER.

        (a) Upon sixty (60) days prior written notice, Subservicer may resign from the obligations and duties hereby imposed on it under this Agreement; provided that Subservicer shall reimburse Servicer for all costs and expenses incurred by Servicer in connection with such resignation and the transfer of the servicing of the Loans.

        (b) Subservicer agrees that so long as it shall continue to serve in the capacity contemplated under the terms of this Agreement, Subservicer
(i) will not dissolve or otherwise dispose of all or substantially all of its assets, and (ii) will not voluntarily consolidate with or merge into any other entity or permit one or more other entities to consolidate with or merge into it; provided, however, that Subservicer may dispose of its assets, consolidate with or merge into any other entity or permit one or more other entities to consolidate with or merge into it if (A) the Subservicer obtains the prior written consent of Servicer for such disposition, consolidation or merger, (B) the transferee or surviving entity expressly assumes, in a form approved by Servicer, all obligations of Subservicer under this Agreement (including any accrued liabilities thereunder), and (C) such transferee or surviving entity would not then be in default under any material provision of this Agreement. In the event that Subservicer breaches or violates the preceding sentence of this subsection (b), then Servicer shall have the right to immediately


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 19 terminate with cause all of Subservicer's rights pursuant to this Agreement with respect to all Loans in accordance with SECTION 5.02 below.

        Section 5.02. TERMINATION WITH CAUSE. Servicer may terminate all of Subservicer's rights pursuant to this Agreement with respect to all Loans upon the happening of any one or more of the following events:

        (a) Failure of Subservicer to (1) deposit in the Collection Account in accordance with SECTION 4.03 hereof any payments in respect of the Loans received by Subservicer no later than the fourth Business Day following the day on which such payments were received or (2) remit to Servicer any amount as required under SUBSECTION 4.04(a)(i) hereof, which failure is not remedied on the first Business Day following the date upon which written notice of such failure shall have been given to Subservicer (each, a "DEFAULT NOTICE");

        (b) Four (4) Default Notices (each in respect of a separate failure to remit) have been properly given in any consecutive twelve (12) month period or ten (10) Default Notices (each in respect of a separate failure to remit) have been properly given at any time during the term of this Agreement;

        (c) Failure of Subservicer to repurchase any Loan as required pursuant to SECTION 2.04 immediately upon receipt by Subservicer of written notice of such failure, requiring the same to be remedied;

        (d) Failure of Subservicer to duly observe or perform in any material respect any other covenant, condition or agreement in this Agreement to be observed or performed by Subservicer, other than as referred to in paragraph (a) above, for a period of thirty (30) days after receipt of written notice to Subservicer from Owner, Master Servicer or Servicer specifying such failure and requesting that it be remedied; provided, however, if the failure stated in such notice cannot be corrected within such period and if corrective action is instituted by Subservicer within such period and is diligently pursued until fully corrected, then this Agreement shall not be terminated as a result of such failure; provided further, that if Subservicer cannot correct such failure within thirty (30) days after the end of the initial thirty (30) day period, Servicer may forthwith terminate Subservicer pursuant to this SECTION 5.02;

        (e) Issuance or entry of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises appointing a conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding affecting Subservicer or substantially all of its properties, or for the winding-up or liquidation of its affairs, if such decree or order shall have remained in force undischarged or unstayed for a period of sixty
(60) days;

        (f) Consent by Subservicer to the appointment of a conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding affecting Subservicer or substantially all of its properties;

        (g) Admission in writing by Subservicer of its inability to pay debts generally as they mature, or the filing of a petition to take advantage of any applicable bankruptcy or insolvency statute or the making of an assignment for the benefit of creditors.

        (h) There shall be a material adverse change in the financial condition, business or operations of the Subservicer that would materially impair the ability of the Subservicer to perform its obligations hereunder, including without limitation any failure by Subservicer to comply with any net worth or capital requirements under applicable Law or any regulatory action involving a cease and desist order with respect to the net worth or capital requirements of Subservicer is issued to Subservicer.


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 20

        (i)     The breach or violation by Subservicer of SECTION 5.01(b).

If any of the events specified in (e), (f), (g), (h) or (i) above shall occur, Subservicer shall give written notice of such occurrence to Owner, Master Servicer and Servicer within two (2) Business Days of the happening of such event. Notwithstanding any provision in this Agreement to the contrary, neither Owner nor Master Servicer nor Servicer shall be liable in any respect for the termination of Subservicer pursuant to this SECTION 5.02 or owe any duty or compensation to Subservicer if Subservicer is terminated pursuant to this SECTION 5.02.

        Section 5.03. TERMINATION WITHOUT CAUSE. With respect to all or any portion of the Loans hereunder, Servicer, in its sole discretion, may terminate this Agreement without cause upon written notice to Subservicer which specifies the Loans for which the servicing hereunder is being terminated pursuant to this Section. Upon such termination, unless an event listed in SECTION 5.02 shall have occurred and be continuing, Servicer will pay to Subservicer, as compensation for termination of Subservicer's rights hereunder, an aggregate amount calculated with respect to each of the Loans for which this Agreement is terminated without cause that is equal to (i) if such terminations occurs within two years of the date the Loan was originated, 1.0% of the outstanding principal balance of such Loan, (ii) if such termination occurs after two years but within four years of the date the Loan was originated, 0.5% of the outstanding principal balance of such Loan, and (iii) if such termination occurs after four years of the date the Loan
was originated, 0.0% of the outstanding principal balance of such Loan.   On
or before sixty (60) days after Subservicer has received written notice of termination pursuant to this Section with respect to all or any portion of the Loans, Subservicer shall transfer the servicing in accordance with
SECTION 5.04 hereof for such Loans, and Servicer shall remit to Subservicer the compensation provided in the preceding sentence.

        Section 5.04. TRANSFER OF TERMINATED SUBSERVICER'S SERVICING. Upon termination of this Agreement with respect to Subservicer pursuant to either
SECTION 5.02 OR 5.03, Subservicer shall cooperate fully with Owner, Master Servicer and Servicer in effecting the termination of Subservicer's responsibilities and rights hereunder and Subservicer shall, in accordance with the Servicing Guidelines and applicable Law, immediately deliver or cause to be delivered to a servicer designated by Servicer (hereafter, "DESIGNEE SERVICER") all moneys held in each applicable Collection Account with respect to the Loans for which this Agreement has been terminated, together with an assignment of this Agreement from Subservicer to Designee Servicer, and immediately shall deliver as directed by Servicer all other Revenues and amounts from such Loans at any time received by Subservicer not theretofore remitted in accordance with this Agreement. In addition, within thirty (30) days of any such termination, Subservicer shall deliver or cause to be delivered to Designee Servicer all files, other than proprietary computer software (however, printouts of payment histories shall be delivered to Designee Servicer), of Subservicer relating to such Loans for which the servicing hereunder has been terminated. Subservicer agrees to indemnify and hold Servicer, Designee Servicer and Master Servicer harmless from any and all loss, damage and expenses (including reasonable attorneys' fees) that any of them may incur in securing the delivery of all files, the transfer of all funds, and the remittance of all Revenues and amounts received by Subservicer with respect to any Loan for which the servicing is being transferred pursuant to this Section.

        Section 5.05.  SUBSERVICER'S DUTIES UPON TERMINATION WITH CAUSE.
Upon receipt by Subservicer of written notice of termination from Servicer pursuant to SECTION 5.02, all authority and power of Subservicer under this Agreement shall pass to and be vested in Servicer pursuant to and under this
SECTION 5.05; and, without limiting the foregoing, Servicer is hereby authorized and empowered to execute and deliver, on behalf of Subservicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 21

        Section 5.06. ACCESS TO SUBSERVICER'S RECORDS AND AGREEMENT TO PAY ATTORNEYS' FEES. Owner, Master Servicer, Servicer and their respective agents may, from time to time, request Subservicer to allow the inspection of any of Subservicer's books and records pertaining to this Agreement, and Subservicer shall allow such inspections and access to such books and records at reasonable times during Subservicer's normal business hours and upon reasonable terms. If it is determined by Master Servicer, Servicer or Owner that Subservicer has breached or failed to perform under any provision of this Agreement, and Owner, Master Servicer or Servicer shall employ attorneys or incur other expenses for the enforcement, performance, or observance of the terms of the Agreement on the part of Subservicer, then Owner, Master Servicer or Servicer, as the case may be, to the extent permitted by Law, shall be reimbursed by Subservicer, on demand, for reasonable attorneys' fees and other out-of-pocket expenses; in the event any such actions cause Subservicer to incur expenses in defense of its performance hereunder and it is determined that Subservicer has not breached or failed to perform under any provision of this Agreement, then Subservicer, to the extent permitted by Law, shall be reimbursed by Servicer, on demand, for reasonable attorneys' fees and other out-of-pocket expenses related to such defense.

        Section 5.07. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to Servicer is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies of Servicer given under this Agreement or existing at Law or in equity. No delay or omission to exercise any right or power of Servicer accruing under this Agreement shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

                                    ARTICLE VI
                                GENERAL PROVISIONS

        Section 6.01. AMENDMENTS, CHANGES AND MODIFICATIONS. This Agreement may be amended, changed, modified, or altered only by an instrument in writing executed by Servicer and Subservicer. Notwithstanding the foregoing, Subservicer agrees to comply with the Servicing Guidelines, the same as may be modified from time to time by Owner, Master Servicer or Servicer pursuant to SECTION 4.01(d) hereof.

        Section 6.02. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. NOTWITHSTANDING THE PRECEDING SENTENCE, IT IS UNDERSTOOD AND AGREED THAT SUBSERVICER WILL SERVICE EACH LOAN IN ACCORDANCE WITH THE LAW.

        Section 6.03. NOTICES. All notices, certificates or other communications hereunder shall be in writing and be deemed given when delivered (which delivery may be made by electronic facsimile transmission) to the appropriate party at the address identified on the execution page hereof or in the Servicing Guidelines. Notices to the Master Servicer shall be delivered to the address specified in the Servicing Guidelines. Each party may, by notice given hereunder, designate any further or different address to which subsequent notices, certificates and other communications to such party shall be sent.

        Section 6.04. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate nor render unenforceable any other provision hereof. Such invalid or unenforceable provision shall be amended, if possible, in accordance with SECTION 6.01 in order to accomplish the purposes of this Agreement.


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 22

        Section 6.05. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. To the extent permitted by Law, Servicer and Subservicer agree that each will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required or appropriate to further express the intention or to facilitate the performance, of this Agreement.

        Section 6.06. TERM OF AGREEMENT. With respect to each Loan, the term of this Agreement shall end upon the earliest to occur of (i) termination of all of Subservicer's rights pursuant to this Agreement with respect to such Loan as provided in SECTION 5.02 or SECTION 5.03 or (ii) remittance of the final payment of such Loan to Servicer.

        Section 6.07. SURVIVAL OF OBLIGATIONS AND COVENANTS. After termination of this Agreement and transfer of the servicing rights to the Loans to Designee Servicer, Subservicer shall continue to be liable for any failure to fulfill its obligations during the time that it acted as Subservicer of the Loans hereunder, and Subservicer shall not be released from its obligations pursuant to SECTION 2.04.

        Section 6.08. FORMS AND REPORTS. All forms or reports required by this Agreement will be prescribed by Owner, Master Servicer or Servicer from time to time and may be amended, supplemented, or replaced as Owner, Master Servicer or Servicer shall deem appropriate.

        Section 6.09. INDEMNIFICATION. SUBSERVICER AGREES TO, AND DOES HEREBY, INDEMNIFY AND HOLD HARMLESS SERVICER AND OWNER AND THEIR SUCCESSORS AND ASSIGNS AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSS, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF SUCH INDEMNIFIED PARTIES, IN ANY WAY RELATED TO, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, TO THE EXTENT THAT ANY OF THE SAME RESULTS FROM OR ARISES OUT OF ANY BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY SUBSERVICER IN THIS AGREEMENT OR FROM ANY BREACH BY SUBSERVICER OF ANY COVENANT OR OBLIGATION OF SUBSERVICER UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT THAT SUCH BREACH WAS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SERVICER. THE INDEMNITIES CONTAINED IN THIS SECTION 6.09 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

        Section 6.10. BOARD RESOLUTIONS. With this Agreement, Subservicer shall provide a resolution from its Board of Directors authorizing the individual signing this Agreement to execute and deliver, on behalf of Subservicer, this Agreement and authorizing the individuals specified therein to take actions and deliver documents in the name of and on behalf of Subservicer in connection with its performance of its obligations under this Agreement.

        Section 6.11. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates any prior agreement between Servicer and Subservicer with respect to the servicing of mortgage loans. Each mortgage loan serviced by Subservicer under any such agreement shall be a Loan subject to this Agreement.

        Section 6.12.  CONSENT TO JURISDICTION AND ARBITRATION.

        (a) The parties hereto irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Northern District of Texas and that the exclusive venue for all actions and proceedings, except a proceeding for enforcement of a judgment, shall be in the United States District Court for the Northern District of Texas, the parties irrevocably waiving any objection thereto. If for any reason federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Courts of the State of Texas and that the exclusive venue for all actions and proceedings,


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 23 except a proceeding for enforcement of a judgment, shall be in the Courts of the State of Texas, Dallas County, the parties irrevocably waiving any objection thereto.

        (b) Notwithstanding the foregoing subsection (a), at Servicer's option exercisable at any time not later than sixty (60) days after an action or proceeding has been commenced hereunder, the parties agree that the matter may be submitted to binding arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of Texas, and any judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City of Dallas, Dallas County and the State of Texas; provided, however, that the arbitrator shall not amend, supplement, or reform in any regard this Agreement, the rights or obligations of any party hereunder, or the enforceability of any of the terms hereof. Any arbitration shall be conducted in the City of Dallas, Texas, or Dallas County, Texas, before a single arbitrator who shall be reasonably familiar with residential mortgage loan servicing and the mortgage banking industry. IN THE EVENT ARBITRATION IS ELECTED, SUBSERVICER EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO INJUNCTIVE RELIEF UNDER TEXAS LAW IN CONNECTION WITH A MANDATORY ARBITRABLE CONTROVERSY.


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 24

        IN WITNESS WHEREOF, Servicer, Subservicer and Owner have caused this Agreement to be executed as of this ___ day of __________, 1995.

SERVICER AND OWNER:

REMODELERS NATIONAL FUNDING CORP.

By:________________________
Name:______________________
Title:_____________________

                         STATE OF INCORPORATION: Texas

                         NOTICE ADDRESS:         16901 Dallas Parkway
                                                 Dallas, Texas  75240
                                                 Attn:  Steve Hartung
                                                 Title:  Vice President
                                                 Fax:  (800) 822-4857

SUBSERVICER:

[NAME OF SUBSERVICER]

By:________________________
Name:______________________
Title:_____________________

                         STATE OF ORGANIZATION:  ______________________

                         NOTICE ADDRESS:         ______________________
                                                 ______________________
                                                 ______________________
                                                 Attn:_________________
                                                 Fax:__________________
                                                 Phone:________________


MORTGAGE LOAN SUBSERVICING AGREEMENT - Page 25

EXHIBIT B

                   SPECIAL AND LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        In connection with the servicing of certain property improvement loans (as defined in the Subservicing Agreement, each a "Loan", or collectively, the "Loans") under the Mortgage Loan Subservicing Agreement dated as of ____________, 1995 (the "Subservicing Agreement") between
[NAME OF SUBSERVICER]("Subservicer"), as Subservicer and REMODELERS NATIONAL FUNDING CORP., as Servicer, the undersigned, [NAME OF OFFICER], as the ______________________ of and on behalf of Remodelers National Funding Corp. as Servicer under the Subservicing Agreement (hereinafter referred to as "Principal"), does hereby constitute and appoint the Servicing Officers of Subservicer as designated in the Subservicing Agreement (hereinafter referred to collectively as "Attorneys" and individually as an "Attorney"), and each of them individually, a true and lawful attorney for Principal (but only for the purpose set forth herein) and pursuant to Section 4.01 of the Subservicing Agreement hereby authorizes and empowers each such Attorney, for and in the name and stead of Principal to endorse, execute or deliver any and all documents or instruments of satisfaction or cancellation, or of partial or full release or discharge, or of subordination, and all other comparable instruments, with respect to the Loans and any related Mortgage Properties, all in accordance with the terms of the Subservicing Agreement, including, without limitation, the recording or filing with the appropriate public officials of such documents or instruments and the endorsement and deposit of any instrument in connection with the foreclosure of any Loan or the bankruptcy or receivership of the Borrower of any Loan. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Subservicing Agreement.

        Principal covenants and agrees that it shall, from time to time after the date hereof, at the request of Subservicer, as Subservicer, execute instruments confirming all of the foregoing authority of any of the Attorneys or substitute Attorneys. The foregoing shall not be deemed to be breached by reason of any action or omission of any of the Attorneys or such substitute Attorneys as may be appointed hereunder.

        Principal understands that such Attorneys are employees of Subservicer, and each Attorney shall have the power to name, by written instrument, such substitute attorneys, with all powers hereunder, as such Attorneys shall deem proper, provided that such substitute attorneys are Servicing Officers under the Subservicing Agreement.

        This power of attorney is revocable by the Principal.

        IN WITNESS WHEREOF, Principal has caused this SPECIAL AND LIMITED POWER OF ATTORNEY AND COVENANTS to be signed by its duly authorized officer on this _____ day of _________________, 1995.

                                       REMODELERS NATIONAL FUNDING CORP.

___________________________            By:_________________________________
          Witness                      Name:  [NAME OF OFFICER]
                                       Title:______________________________


STATE OF TEXAS                   )
                                 )
COUNTY OF _________              )

        On the ____ day of _____________________, 1995, before me
personally appeared the above-named [NAME OF OFFICER], on behalf of REMODELERS NATIONAL FUNDING CORP., to me known and known by me to be the __________________________ of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.


                                       ____________________________________
                                                 Notary Public

My commission expires:

_______________________

EXHIBIT C

                            QUARTERLY COMPLIANCE CERTIFICATE
                                OF [NAME OF SUBSERVICER]

                                    ___________, 1995

        This QUARTERLY COMPLIANCE CERTIFICATE is being delivered pursuant to the Mortgage Loan Subservicing Agreement dated as of ____________, 1995 between [NAME OF SUBSERVICER], as Servicer (the "SERVICER"), and REMODELERS NATIONAL FUNDING CORP., as Owner (the "OWNER") (as may be amended from time to time, the "AGREEMENT"). The terms used in this certificate, if not defined herein, have the meanings specified in the Agreement.

        As of the date hereof, the undersigned certifies that he/she is the _________________________ of the Servicer and that, as such officer, is authorized to execute and deliver this certificate in the name and on behalf of the Servicer, and further certifies that:

        (1) a review of the activities of Servicer during the preceding fiscal quarter with respect to performance under the Agreement has been made under the undersigned's supervision for the purpose of determining whether the Servicer has fulfilled its obligations under the Agreement and whether the Servicer is in compliance with the provisions of Article IV; and

        (2) to the best of the undersigned's knowledge, based on such review, Servicer has fulfilled all of its obligations under the Agreement and there is no default by Servicer in the fulfillment of any of its obligations under the Agreement, except with respect to the following defaults: ______ none of which have occurred; or _____ as described on ATTACHMENT I hereto.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this QUARTERLY COMPLIANCE CERTIFICATE on this _____ day of ___________________, 1995.

                                       By:_________________________________
                                          Name:____________________________
                                          Title:___________________________


QUARTERLY COMPLIANCE CERTIFICATE - Page 1